EXHIBIT 99

July 24, 2006

George Hall, President

Clinton Group, Inc.

9 West 57th Street, 26th Floor

New York, New York 10019

Dear Mr. Hall:

I am in receipt of your letter dated July 19, 2006 that was filed as an Exhibit to Clinton Group, Inc.'s Schedule 13D filing with the U.S. Securities Exchange Commission on the same date.

Management of Optimal Group Inc. has been following the legislative developments in the United States very closely and, like you, are disappointed with the company's current stock performance. Optimal's management and board of directors continuously consider and evaluate means of enhancing shareholder value and will undoubtedly continue to do so at its upcoming board of directors meeting.

Thank you for your continued support.

Sincerely,

OPTIMAL GROUP INC.

/s/ Holden L. Ostrin

Co-Chairman